Exhibit 99.1

PRESS RELEASE

Contact:	Investors:
Physicians Realty Trust	The Ruth Group
John T. Thomas	Stephanie Carrington/David Burke
President and CEO	646 536-7017/7009
(214) 549-6611	scarrington@theruthgroup.com
jtt@docreit.com	dburke@theruthgroup.com
John W. Sweet
(414) 978-6611
jws@docreit.com

Physicians Realty Trust Reports Third Quarter 2013 Financial Results

Recent Highlights:

•                  Reported third quarter 2013 total revenue of $3.7 million(1), up 19.4% year-over-year

•                  Reported third quarter 2013 rental revenue of $2.9 million(1), a 23.8% year-over-year increase

•                  Generated quarterly normalized funds from operations (FFO) of $0.03(1) on a fully diluted basis

•                  Secured $75 million credit facility with $175 million accordion feature

•                  Acquired six properties totaling $118.2 million since completing $123.8 million IPO in July 2013.

•                  Issued 954,877 Operating Partnership (OP) units valued at approximately $11.6 million as part of the acquisition of a surgical hospital in New Orleans, LA

•                  Declared inaugural quarterly dividend of $0.225 per share, prorated to $0.18 for the period from July 19, 2013 to September 30, 2013

•                  Surpassed 90% portfolio wide occupancy based on square footage

•                  Increased gross leasable square footage by 58% to 829,497 square feet from 524,028 square feet as of completion of the IPO

Milwaukee, WI —November 6, 2013 — Physicians Realty Trust (NYSE: DOC) (“the Company”), a self-managed healthcare real estate company today announced results for the third quarter ended September 30, 2013.

John Thomas, President and Chief Executive Officer, stated, “Following the successful completion of our initial public offering in July, we immediately began putting the proceeds to work and acquired five properties during the third quarter and one property subsequent to the end of the quarter resulting in transactions totaling $118.2 million to date.  In line with our strategy, all of these properties were sourced through relationships with the providers who deliver care in the facilities and are subject to long-term leases, further enhancing our reliable and predictable future income from these acquisitions.  Many of these providers have additional opportunities for expansion and we expect to have the opportunity to continue to make accretive investments with them in the future.”

“Looking ahead, with a strong balance sheet, conservative debt structure and access to capital, we are well positioned to take advantage of attractive opportunities to further grow our portfolio of healthcare facilities. In particular, our focus will remain on markets with positive underlying fundamentals and properties that have strong healthcare provider anchor tenants or hospital affiliations, so that we can provide reliable dividends and total shareholder returns.  Our initial portfolio of properties and success rapidly deploying our IPO proceeds into stable, long-term investments enabled us to declare and pay our first quarterly dividend of $0.225 per share, which was prorated to $0.18 per share for the 73 day period as a publicly traded company ending on September 30, 2013. Given our stable, long-term leases with an average lease term of 8.58 years, and a strong pipeline of investment opportunities we plan to pursue in the near future, we believe this dividend is at a level we can support and increase over the long term as we continue to grow our portfolio of properties and realize the built-in annual increases in rent through our long term leases.”

Third Quarter Financial Results(1)

Total revenues for the third quarter of 2013 were $3.7 million, an increase of 19.4% compared to the three months ended September 30, 2012. For the nine months ended September 30, 2013, total revenues were $10.4 million, an increase of 8.3% from the nine months ended September 30, 2012.

Rental revenues for the three-months ended September 30, 2013 were $2.9 million, an increase of 23.8% from the same period in 2012, owing to the expansion of the Company’s portfolio of properties to 24 totaling 829,497 square feet, of which 90.3% is leased as of September 30, 2013. On a pro forma basis as if the third quarter acquisitions occurred on the first day of the quarter, rental revenues would have increased by an additional $2.4 million. For the nine months ended September 30, 2013, rental revenues were $8.0 million, an increase of 7.5% from the nine months ended September 30, 2013.

Expense recoveries were $0.8 million for the three month period ended September 30, 2013, an increase of 6.4% from the third quarter of 2012, due primarily to the new triple

(1)   Third quarter 2013 results reflect operations of the predecessor Ziegler Funds from July 1, 2013 to July 23, 2013 and operations of the Company from July 24, 2013 to September 30, 2013. Results for the nine-month period ended September 30, 2013 reflect the operations of the predecessor from January 1, 2013 to July 23, 2013 and operations of the Company from July 24, 2013 to September 30, 2013. Comparative financial results for the three-month and nine-month periods ended September 30, 2012 reflect the operations of the predecessor. The predecessor was not a legal entity but rather a combination of real estate entities under common control by The Ziegler Companies, Inc. and represents results prior to completion of our IPO and our ownership of the properties in our initial portfolio.

net leases signed during the quarter. Expense recoveries for the nine-month period ended September 30, 2013 were $2.4 million, an increase of 11.5% from the prior year period.

Total expenses for the third quarter 2013 were $4.3 million, an increase of 67%  or $1.7 million, compared to the third quarter of 2012.  The increase in expenses resulted from building out the infrastructure as a public company ($0.6 million in payroll/benefits, $0.2 million in professional fees and $0.1 million in other administration costs) and $0.8 million of expenses related to investment acquisition costs.  On a pro forma basis as if the third quarter acquisitions occurred on the first day of the quarter, depreciation and amortization and interest expense would have increased by an additional $0.8 million and $0.2 million, respectively.

Net loss for the third quarter of 2013 was $1.4 million compared to net income of the Company’s predecessor of $0.2 million for the third quarter of 2012.

Net loss attributable to common shareholders for the third quarter 2013 was $1.2 million, or a loss of $0.10 per diluted share based on 11.5 million weighted average shares outstanding.

Funds from operations (FFO) for the third quarter 2013, comprised of net loss plus depreciation and amortization, were negative $0.3 million, or ($0.02) per diluted share. Normalized FFO, which adds back acquisition expenses, was $0.5 million, or $0.03 per diluted share.

Funds available for distribution (FAD) for the third quarter 2013, which consists of normalized FFO adjusted for non-cash share compensation expense, straight-line rent adjustments and amortization of deferred financing fees, was $0.6 million, or $0.04 per diluted share.

As previously announced, the Company declared a dividend of $0.18 per share which is equivalent to a full quarterly dividend of $0.225 per share for the partial quarterly period beginning on July 19, 2013, the date of the Company’s initial public offering, and ending on September 30, 2013.  The dividend was payable on November 1, 2013, to shareholders of record on October 18, 2013.

Recent Acquisitions

Since September 30, 2013, the Company has completed one acquisition that closed during October 2013.

The Company’s Operating Partnership purchased a medical office building and adjacent ambulatory surgery center located in Pensacola, FL for a total purchase price of $6,850,000 in cash. The two buildings are leased to Pain Consultants of West Florida and their ambulatory surgery center operator, Cornerstone Surgicare, L.L.C., under a 15-year absolute net lease. The purchase price was paid from borrowings under our senior secured revolving credit facility.

John W. Sweet, Executive Vice President and Chief Investment Officer stated, “We are very impressed by Dr. Kurt Krueger and the strategic location of these facilities in the vibrant Pensacola market.  These buildings were purchased from a medical developer that has been working with Dr. Krueger’s practice. This developer has a deep pipeline of physician relationships and projects under construction across the country, and we look forward to expanding our relationship to secure other growth opportunities for Physicians Realty Trust.”

About Physicians Realty Trust

Physicians Realty Trust is a self-managed healthcare real estate company recently organized to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems. The Company invests in real estate that is integral to providing high quality healthcare. The Company plans to make an election to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes.

Forward-Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward looking statement.  These forward-looking statements may include statements related to the Company’s ability to generate internal and external growth and to execute its business plan.  For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s final prospectus in connection with its initial public offering filed by the Company with the Securities and Exchange Commission on July 19, 2013.

Physicians Realty Trust and Predecessor

Condensed Consolidated and Combined Statements of Operations
 (Unaudited) (In thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues:
Rental revenues	$2,920	$2,359	$7,952	$7,396
Expense recoveries	798	750	2,399	2,151
Other revenues	(5)	2	—	7
Total revenues	3,713	3,111	10,351	9,554
Expenses:
Management fees	—	238	475	713
General and administrative	1,285	104	1,507	292
Operating expenses	1,130	1,110	3,578	3,460
Depreciation and amortization	1,146	973	3,123	2,901
Loss on sale of property under development	2	161	2	228
Acquisition expenses	756	—	756	—
Total expenses	4,319	2,586	9,441	7,594
Operating (loss)/income	(606)	525	910	1,960
Interest expense	826	1,203	3,114	3,667
Change in fair value of derivatives, net	(16)	—	(206)	(58)
Net loss from continuing operations	(1,416)	(678)	(1,998)	(1,649)
Discontinued Operations:
Loss from operations on discontinued investment properties	—	(262)	—	(199)
Gain on sale of investment properties	—	1,179	—	1,519
Income from discontinued operations	—	917	—	1,320
Net (loss)/income	(1,416)	$239	(1,998)	$(329)
Less: Net (income)/loss attributable to predecessor	(6)		576
Less: Net loss attributable to noncontrolling Interests	262		262
Net loss attributable to common shareholders	$(1,160)		$(1,160)
Net loss per share:
Basic and diluted	$(0.10)		$(0.10)
Weighted average common shares:
Basic and diluted	11,486,011		11,486,011

Dividends declared per common share and unit	$0.18		$0.18

(Third quarter 2013 results reflect operations of the predecessor Ziegler Funds from July 1, 2013 to July 23, 2013 and operations of the Company from July 24, 2013 to September 30, 2013. Results for the nine-month period ended September 30, 2013 reflect the operations of the predecessor from January 1, 2013 to July 23, 2013 and operations of the Company from July 24, 2013 to September 30, 2013. Comparative financial results for the three-month and nine-month periods ended September 30, 2012 reflect the operations of the predecessor. The predecessor was not a legal entity but rather a combination of real estate entities under common control by The Ziegler Companies, Inc. and represents results prior to completion of our IPO and our ownership of the properties in our initial portfolio.)

Physicians Realty Trust and Predecessor

Condensed Consolidated and Combined Balance Sheets

(In thousands, except share and per share data)

		Predecessor
	September 30,	December 31,
	2013	2012
	(unaudited)
ASSETS
Investment properties:
Income producing real estate	$176,883	$89,878
Tenant improvements	5,193	5,132
Property under development	225	675
Land	23,914	15,464
	206,215	111,149
Accumulated depreciation	(18,903)	(16,495)
Total investment properties, net	187,312	94,654
Cash and cash equivalents	4,233	2,614
Tenant receivables, net	710	682
Deferred costs, net	2,012	1,107
Lease intangibles, net	20,716	5,243
Other assets	5,652	3,292
Total assets	$220,635	$107,592
LIABILITIES AND EQUITY
Liabilities:
Accounts payable to related parties	$—	$1,530
Accounts payable	485	802
Dividends payable	2,655	—
Accrued expenses and other liabilities	2,329	1,031
Derivative liabilities	437	643
Debt	66,525	84,489
Total liabilities	72,431	88,495
Equity:
Common shares, $0.01 par value, 500,000,000 shares authorized, 12,003,597 shares issued and outstanding as of September 30, 2013	120	—
Additional paid-in capital	84,977	—
Accumulated surplus	34,682	—
Predecessor equity	—	19,068
Total shareholders’ and Predecessor equity	119,779	19,068
Noncontrolling interests	28,425	29
Total equity	148,204	19,097
Total liabilities and equity	$220,635	$107,592

(Because the IPO and the formation transactions were completed on July 24, 2013 and prior to completion of the IPO the Trust had no operations, the Trust’s balance sheet as of December 31, 2012 reflect the financial condition of the Predecessor, while the balance sheet as of September 30, 2013 reflects  the financial condition of the Trust.)

Physicians Realty Trust and Predecessor

Reconciliation of Non-GAAP Measures

(In thousands, except share and per share data)

(1) Three Months Ended September 30, 2013
Net loss	$(1,416)
Depreciation and amortization expense	1,146
Loss on the sale of property under development	2
FFO	$(268)
FFO per share - basic	$(0.02)
FFO per share - diluted	$(0.02)
Acquisition - related expenses	756
Net change in fair value of derivative financial instruments	(16)
Acceleration of deferred financing costs	18
Normalized FFO	$490
Normalized FFO per share - basic	$0.04
Normalized FFO per share - diluted	$0.03

Normalized FFO	$490
Non-cash share compensation expense	191
Straight-line rent adjustments, net	(154)
Amortization of acquired above market leases, net	12
Amortization of lease inducements	23
Amortization of deferred financing costs	55
Normalized FAD	$617
Normalized FAD per share - basic	$0.05
Normalized FAD per share - diluted	$0.04
Weighted average number of shares outstanding:
Basic	11,486,011
Diluted	14,493,850

(1)         Because our IPO and the formation transactions were completed on July 24, 2013 and prior to completion of the IPO the Trust had no operations, the Trust’s financial condition as of December 31, 2012 reflects the financial condition of the Predecessor, while the financial condition as of September 30, 2013 reflects the financial condition of the Trust.  The results of operations for the three months ended September 30, 2013 reflect the results of operations of the Predecessor (from July 1, 2013 through July 23, 2013) and of the Trust from July 24, 2013 through September 30, 2013.

This press release includes Funds From Operations, or FFO, which is a non-GAAP financial measure. For purposes of the Securities and Exchange Commission’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts (“NAREIT”), and consequently, FFO is defined as net income available to common stockholders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization and impairments on real estate assets. The Company believes that FFO is an important supplemental measure of its operating performance. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions. The term FFO was designed by the real estate industry to address this issue. FFO described herein is not necessarily comparable to FFO of other real estate investment trusts, or REITs, that do not use the same definition or implementation guidelines or interpret the standards differently from the Company.

The Company uses FFO as one of several criteria to measure the operating performance of its business. The Company further believes that by excluding the effect of depreciation, amortization, impairments on real estate assets and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other REITs. The Company offers this measure to assist the users of its financial statements in analyzing its performance; however, this is not a measure of financial performance under GAAP and should not be considered a measure of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP. Investors and potential investors in the Company’s securities should not rely on this measure as a substitute for any GAAP measure, including net income.

Normalized FFO is calculated as FFO available to common shareholders excluding the impact of non-cash stock-based compensation and certain revenue and expense items identified above. The Company believes that Normalized FFO provides an enhanced measure of the operating performance of the Company’s core portfolio as a REIT. The Company’s computation of Normalized FFO is not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs, but the Company believes it is an appropriate measure for this Company.